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EXHIBIT 10.5


                            EQUITY PURCHASE AGREEMENT

                            Dated as of May 25, 2001
                        Pertaining to the acquisition by


                            MIRACOR DIAGNOSTICS, INC.


         Of all of the outstanding Membership Interest Certificates of:


                             ENVISION HEALTHCARE LLC
                                dba WIDE OPEN MRI

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                                TABLE OF CONTENTS

                                                                            PAGE

1.       SALE AND TRANSFER OF CERTIFICATES; CLOSING............................1

         1.1      Certificates.................................................1

         1.2      Purchase Price...............................................1

         1.3      Closing......................................................1

         1.4      Closing Obligations..........................................1

2.       REPRESENTATIONS AND WARRANTIES OF SELLERS.............................2

         2.1      Organization and Good Standing...............................2

         2.2      Enforceability; No Conflict..................................2

         2.3      Capitalization...............................................3

         2.4      Brokers Or Finders...........................................3

3.       REPRESENTATIONS AND WARRANTIES OF BUYER...............................3

         3.1      Organization and Good Standing...............................3

         3.2      Validity; No Conflict........................................3

         3.3      Investment Intent............................................4

         3.4      Certain Proceedings..........................................4

         3.5      Brokers Or Finders...........................................4

4.       CERTAIN COVENANTS OF SELLERS..........................................4

         4.1      Access and Investigation.....................................4

         4.2      Operation of The Businesses of The Company...................4

         4.3      No Negotiation...............................................5

5.       CERTAIN ADDITIONAL COVENANTS..........................................5

         5.1      Approvals of Governmental Bodies.............................5

         5.2      Best Efforts.................................................5

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         5.3      Change of Name; Marks.  .....................................5

         5.4      Non-Solicitation of Employees.  .............................6

         5.5      Sale of the Company.  .......................................6

6.       CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE...............6

         6.1      Accuracy of Representations..................................6

         6.2      Sellers' Performance.........................................6

         6.3      Consents.....................................................6

         6.4      No Order.....................................................6

         6.5      Corporate Proceedings........................................6

         6.6      Resignation of Chairman of the Board.........................6

7.       CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE..............6

         7.1      Accuracy of Representations..................................7

         7.2      Buyer's Performance..........................................7

         7.3      No Order.....................................................7

         7.4      Corporate Proceedings........................................7

8.       TERMINATION...........................................................7

         8.1      Termination Events...........................................7

         8.2      Effect of Termination........................................8

9.       INDEMNIFICATION.......................................................8

         9.1      Indemnification..............................................8

         9.2      Procedure For Indemnification - Third Party Claims...........8

10.      GENERAL PROVISIONS....................................................9

         10.1     Expenses.....................................................9

         10.2     Public Announcements.........................................9

         10.3     Confidentiality.............................................10

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         10.4     Notices.....................................................10

         10.5     Arbitration.................................................11

         10.6     Further Assurances..........................................12

         10.7     Waiver......................................................12

         10.8     Entire Agreement and Modification...........................13

         10.9     Assignments, Successors, and No Third-Party Rights..........13

         10.10    Severability................................................13

         10.11    Section Headings, Construction..............................13

         10.12    Governing Law...............................................13

         10.13    Counterparts................................................13

11.      DEFINITIONS..........................................................14

SIGNATURE PAGE...............................................................S-1

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                            EQUITY PURCHASE AGREEMENT
                            -------------------------

                  This Equity Purchase Agreement, dated as of May 25, 2001 ("Agreement"), by Miracor Diagnostics, Inc., a Utah corporation (the "Buyer"), and Robert S. Muehlberg and Annie L. Muehlberg (collectively, the "Sellers"), in their capacity as owners of Envision Healthcare LLC, a California limited liability company dba Wide Open MRI (the "Company"). In this Agreement, the term "Parties" means the Sellers on one hand, and the Buyer on the other. Section 12 contains definitions, or references to the definitions, of the capitalized terms used in this Agreement.

                                    AGREEMENT

                  The Parties, intending to be legally bound, agree as follows:

                  1. SALE AND TRANSFER OF CERTIFICATES; CLOSING

1.1 CERTIFICATES. Subject to the satisfaction or waiver of the conditions to closing in Sections 6 and 7, at the Closing, the Sellers will sell and transfer their Membership Interest Certificates (the
         "Certificates") in the Company to the Buyer, and the Buyer will purchase the Certificates from the Sellers.

1.2 PURCHASE PRICE. The purchase price for the Certificates (the "Purchase Price") is $200,000.

1.3 CLOSING. The closing of the purchase and sale of the Certificates (the "Closing") will take place at the offices of the Buyer, at 10:00 a.m. (local time) on the second Business Day after the satisfaction of the conditions to closing in Sections 6 and 7, or at any other time and place the Parties agree. The Parties intend that the Closing occur on or before June 1, 2001.

1.4      CLOSING OBLIGATIONS. At the Closing:

         1.4.1    SELLERS DELIVERIES. The Sellers will deliver to the Buyer:

         (a) All of the Certificates representing ownership of the Company, duly endorsed (or accompanied by duly executed powers) for transfer to the Buyer;

         (b)      The documents relating to Company proceedings specified in
                  Section 6.6.

         1.4.2    BUYER DELIVERIES. The Buyer obligates itself to pay the
                  Sellers:

         (a) A Promissory Note for the principal sum of $200,000, duly executed by the Buyer; and

         (b)      The documents relating to corporate proceedings specified in
                  Section 7.4.

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                  2. REPRESENTATIONS AND WARRANTIES OF SELLERS

                  The Sellers represent and warrant to the Buyer as follows:

2.1 ORGANIZATION AND GOOD STANDING. Schedule 2.1 accurately lists the Company's jurisdiction of incorporation or formation, other jurisdictions where it is qualified to do business as a foreign corporation, and capitalization. The Company consists of a limited liability company duly organized, validly existing and in good standing under the laws of California, with full power and authority to conduct business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under each Applicable Contract to which it is a party. The Company is duly qualified to do business as a limited liability company and is in good standing under the laws of each state in which the failure to qualify would reasonably be expected to have a material adverse effect. The Sellers are individuals and the sole owners of the Certificates representing ownership of the Company, and are authorized to enter into this equity purchase/sale transaction.

2.2      ENFORCEABILITY; NO CONFLICT.

         2.2.1 ENFORCEABILITY. This Agreement constitutes the legal, valid, and binding obligation of the Sellers, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions. The Sellers have the power and authority to execute and deliver, and perform their obligations under, this Agreement.

         2.2.2 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Transactions will (with or without notice or lapse of time):

         (a) Contravene, conflict with, or result in a violation of the Organizational Documents of the Company;

         (b) Contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to prevent, delay or otherwise interfere with any of the Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company or Sellers, or any of the assets owned or used by the Company, are subject;

         (c) Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization held by the Company;

         (d) Contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract; or


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         (e)      result in the imposition or creation of any Encumbrance upon or with respect to the Company assets.

         2.2.3 CONSENTS. Neither the Sellers, nor the Company, are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions.

2.3 CAPITALIZATION. The authorized Certificates of the Company consist only of five (5) Certificates, of which four (4) Certificates are issued and outstanding and constitute all of the Certificates. The Sellers are, and will be on the Closing Date, the record and beneficial owners and holders of the Certificates, respectively, free and clear of all encumbrances, adverse claims and restrictions on transfer other than under applicable securities laws. No legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights. Neither the Sellers nor the Company are party to any Contract relating to the issuance, sale, or transfer of any equity or other securities of the Company. None of the outstanding equity or other securities of the Company were issued in violation of the Securities Act or any other Law. The Company does not own, or have any Contract to acquire, any equity or other securities of any Person or any direct or indirect equity or ownership interest in any other business. At the Closing, the Buyer will receive title to all of the Certificates free and clear of any encumbrances, adverse claims and restrictions on transfer other than under applicable securities laws.

2.4 BROKERS OR FINDERS. The Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. The Company has incurred no material costs related to the Transactions.

                   3. REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer represents and warrants to the Sellers as follows:

3.1 ORGANIZATION AND GOOD STANDING. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah.

3.2      VALIDITY; NO CONFLICT.

         3.2.1 VALIDITY. This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the Enforceability Exceptions. The Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under it.

         3.2.2 NO CONFLICT. Neither the execution and delivery of this Agreement by the Buyer nor the consummation or performance of any of the Transactions by the Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Transactions pursuant to: (a) any provision of the Buyer's Organizational Documents; (b) any Law or Order to which the


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                  Buyer is subject; or (c) any material Contract to which the
                  Buyer is a party or by which the Buyer is or could be bound. The Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation of any of the Transactions.

3.3 INVESTMENT INTENT. The Buyer is acquiring the Certificates for its own account and not with a view to their distribution within the meaning of
         Section 2(11) of the Securities Act.

3.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against the Buyer and that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To the Buyer's knowledge, no such Proceeding has been Threatened.

3.5 BROKERS OR FINDERS. The Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                         4. CERTAIN COVENANTS OF SELLERS

4.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, the Sellers will cause the Company and its Representatives to, (a) give the Buyer and its Representatives and prospective lenders and their Representatives (collectively, the "Buyer's Advisors") access, upon reasonable advance notice, to the Company's personnel, properties, Contracts, books and records, and other documents and data, (b) furnish the Buyer and the Buyer's Advisors with copies of all these Contracts, books and records, and other existing documents and data the Buyer reasonably requests, and
         (c) furnish the Buyer and the Buyer's Advisors with any additional financial, operating, and other data and information as the Buyer reasonably requests, in each case subject to any applicable legal or contractual requirements. The Sellers will give the Buyer notice promptly after either of them becomes aware of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would reasonably be expected to cause (A) any representation or warranty in this Agreement to be untrue or inaccurate in any material respect, (B) any condition to Closing not be satisfied, and (ii) any material failure of Sellers to perform or comply with any covenant or agreement to be complied with or satisfied by it under this Agreement but (x) the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available under this Agreement and (y) giving of such notice will not be required from and after the time that the Buyer has actual knowledge of the information required to be included in such notice.

4.2 OPERATION OF THE BUSINESSES OF THE COMPANY. Between the date of this Agreement and the Closing Date, the Sellers will cause the Company to:

         (a)      Conduct the Business only in the Ordinary Course;

         (b) Use its Best Efforts to (i) preserve intact the Company's current business organization, (ii) keep available the services of its current officers, employees, and agents, and
                  (iii) maintain good relations with suppliers, customers,


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                  landlords, creditors, employees, agents, and others having business relationships with the Company;

         (c) Confer with the Buyer concerning operational matters of a material nature not in the Ordinary Course;

         (d) Maintain full accruals (without regard to the time for payment or proper accrual under GAAP) associated with any additional bonus programs instituted before the Closing; and

         (e) Not offer to or make any change in the compensation payable or to be payable to any officer, director, employee, agent or consultant of the Company;

         (f) Not permit any Encumbrance to be placed upon on any material asset of the Company;

         (g) Maintain asset quality review and underwriting standards consistent with practices in effect; and

         (h) Change any tax or accounting practice (except as required by a change in applicable law or GAAP).

4.3 NO NEGOTIATION. Until this Agreement is terminated under Section 8, the Sellers will not, and will cause the Company and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than the Buyer) relating to any transaction involving the sale of the Company's business or assets (other than sales of non-material Assets in the Ordinary Course), or any merger, consolidation, business combination, or similar transaction involving the Company.

                         5. CERTAIN ADDITIONAL COVENANTS

5.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, the Parties will, and will cause each of their Related Persons to, make all filings required by Laws to be made by them to consummate the Transactions. Between the date of this Agreement and the Closing Date, each Party will, and will cause each Related Person to, cooperate with the other Party with respect to all filings that the Other Party is required by Laws to make in connection with the Transactions, and cooperate with the other Party in obtaining all Consents identified in Schedules 2.2.3 and 3.2.2.

5.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, each of the Parties will use their Best Efforts to cause their respective conditions in Section 6 and 7 to be satisfied.

5.3 CHANGE OF NAME; MARKS. All trade names owned by the Company shall remain with the Company.


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5.4      NON-SOLICITATION OF EMPLOYEES. The Sellers shall not, for a period of one year from the Closing Date, solicit employment of any person who is an employee of the Company as of the date of this Agreement. This provision shall not prohibit (a) general solicitation through advertising and (b) solicitation by a third party employment agency or executive recruiting firm so long as the Sellers do not provide such agency or firm with the name of the Company employee.

           6. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATION TO CLOSE

                  The Buyer's obligation to purchase the Certificates and to take the other actions required to be taken by the Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which could be waived by the Buyer, in its sole discretion, in whole or in part):

6.1 ACCURACY OF REPRESENTATIONS. The Sellers' representations and warranties in this Agreement must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

6.2 SELLERS' PERFORMANCE. The covenants and obligations that the Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects. Each document required to be delivered pursuant to Section 1.4.1 must have been delivered.

6.3 CONSENTS. Each Consent identified in Schedule 2.2.3 must have been obtained and must be in full force and effect.

6.4 NO ORDER. There must not be in effect any Law or Order that (a) prohibits the sale of the Certificates by the Sellers to the Buyer, and
         (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

6.5 CORPORATE PROCEEDINGS. The Buyer must have received a Secretary's certificate from the Sellers, in form reasonably satisfactory to the Buyer, certifying as to the completion of all necessary corporate proceedings and the incumbency of the persons executing this Agreement on behalf of the Sellers. The Buyer must have received Secretary's certificates from the Company, in form and substance reasonably satisfactory to the Buyer, certifying as to the Company's Organizational Documents, incumbent directors and officers, Membership Interest Certificates ledger and good standing in the jurisdiction of its incorporation and good standing as a foreign corporation in all applicable states.

6.6 RESIGNATION OF CHAIRMAN OF THE BOARD. The Buyer must have received a resignation of the Chairman of the Board of the Company. Such resignation shall be effective upon the Closing.

           7. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO CLOSE

                  The Sellers' obligation to sell the Certificates and to take the other actions required to be taken by the Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following


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conditions (any of which can be waived by the Sellers, in its sole discretion, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS. The Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2 BUYER'S PERFORMANCE. The covenants and obligations that the Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. The Buyer must have delivered each document required to be delivered by the Buyer pursuant to Section 1.4.2(b) and must have made the Estimated Payment required to be made by the Buyer pursuant to
         Section 1.4.2(a).

7.3 NO ORDER. There must not be in effect any Law or Order that (a) prohibits the sale of the Certificates by the Sellers to the Buyer, and
         (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

7.4 CORPORATE PROCEEDINGS. The Sellers must have received a Secretary's certificate from the Buyer, in form reasonably satisfactory to the Sellers, certifying as to the completion of all necessary corporate proceedings and the incumbency of the person executing this Agreement on behalf of the Buyer.

                                 8. TERMINATION

8.1 TERMINATION EVENTS. This Agreement can, by notice given before or at the Closing, be terminated:

         (a) By either Party, if the other has committed a material Breach of this Agreement, and the Breach has not been waived and that Party was not in material Breach of this Agreement prior to the Breach that is forming the basis for the proposed termination; PROVIDED, HOWEVER, that the Party that has committed a material Breach will have ten (10) Business Days after receipt of notice from the other Party of its intention to terminate this Agreement pursuant to this Section 8.1(a) to cure such Breach before the other Party may so terminate this Agreement;

         (b) By the Buyer, if any condition in Section 6 has not been satisfied on or before June 1, 2001 or if satisfaction of the condition is or becomes impossible (other than through the Buyer's failure to comply with its obligations under this Agreement) and the Buyer has not waived the condition on or before the Closing Date;

         (c) By the Sellers, if any condition in Section 7 has not been satisfied on or before June 1, 2001, or if satisfaction of a condition is or becomes impossible (other than through the Sellers' failure to comply with their obligations under this Agreement) and the Sellers have not waived the condition on or before the Closing Date;


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         (d)      By mutual consent of the Buyer and the Sellers; or

         (e) By either the Buyer or the Sellers if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 1, 2001, or any later date the Parties agree on.

8.2      EFFECT OF TERMINATION. Each Party's right of termination under Section
         8.1 is in addition to any other rights it has under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
         Section 8.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a Party because of the Breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                               9. INDEMNIFICATION

9.1 INDEMNIFICATION. All the representations, warranties, covenants and agreements of the Sellers and the Buyer contained in this Agreement shall not survive the Closing Date. Each of Buyer and Sellers shall not have any liability under this Agreement of any sort whatsoever, except in the case of either fraud or willful misconduct (i.e., an intentional breach of a representation, warranty, covenant or agreement, but excluding a negligent or reckless breach) by the Buyer or Sellers, as applicable, of any of its representations, warranties, agreements or covenants contained in this Agreement or in any other instrument or document required to be delivered pursuant to this Agreement in connection herewith; PROVIDED, HOWEVER, that (i) Buyer shall indemnify, defend and hold Sellers and its respective Representatives, stockholders, controlling Persons, and affiliates (collectively, the "Sellers' Indemnified Persons"), harmless from and against any claims or damages arising after the Closing resulting from the operation of the Company's business by Buyer after the Closing Date and (ii) Buyer or Sellers, as applicable, shall indemnify, defend and hold the Sellers Indemnified Parties or the Buyer Indemnified Parties, as applicable, harmless from and against any claims for finder's fees or broker's commissions arising out of any arrangements made by or for the indemnifying party, if any. In the event of a fraudulent or willful breach, Buyer or Sellers, as applicable, shall indemnify, defend and hold the Sellers Indemnified Persons or the Buyer Indemnified Persons, as applicable, harmless for any loss, liability, claim, damage, setoff, recoupment, disgorgement expense (including costs of investigation and defense and reasonable attorney's fees), whether or not involving a third-party claim. "Buyer Indemnified Persons" shall collectively mean the Buyer, the Company, and its respective Representatives, stockholders, controlling Persons and Affiliates.

9.2      PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.


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         9.2.1 NOTICE. Promptly after receipt by an indemnified Party under
         Section 9.1 of notice of the commencement of any Proceeding against it, the indemnified Party will, if a claim is to be made against an indemnifying Party under that Section, give notice to the indemnifying Party of the commencement of the claim. The failure to notify the indemnifying Party will not relieve the indemnifying Party of any liability that it could have to any indemnified Party, except to the extent that the indemnified Party demonstrates that the defense of the action is prejudiced by the indemnifying Party's failure to give the notice.

         9.2.2 PARTICIPATION. If any Proceeding referred to in Section 9.2.1 is brought against an indemnified Party and it gives notice to the indemnifying Party of the commencement of the Proceeding, the indemnifying Party will be entitled to participate in the Proceeding and, to the extent that it wishes (unless the indemnifying Party is also a party to the Proceeding and the indemnified Party determines in good faith that joint representation would be inappropriate), to assume the defense of the Proceeding with counsel reasonably satisfactory to the indemnified Party and, after notice from the indemnifying Party to the indemnified Party of its election to assume the defense of the Proceeding, the indemnifying Party will not, as long as it diligently conducts the defense, be liable to the indemnified Party under this
         Section 9 for any fees of other counsel or any other expenses with respect to the defense of the Proceeding, in each case subsequently incurred by the indemnified Party in connection with the defense of the Proceeding, other than reasonable costs of investigation. If the indemnifying Party assumes the defense of a Proceeding, (a) no compromise or settlement of the claims will be effected by the indemnifying Party without the indemnified Party's consent unless (i) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no adverse effect on any other claims that could be made against the indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying Party; and (b) the indemnified Party will have no liability with respect to any compromise or settlement of the claims effected without its consent. If notice is given to an indemnifying Party of the commencement of any Proceeding and the indemnifying Party does not, within ten days after the indemnified Party's notice is given, give notice to the indemnified Party of its election to assume the defense of the Proceeding, the indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the indemnified Party.

                             10. GENERAL PROVISIONS

10.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel and accountants. If this Agreement is terminated, the obligation of each Party to pay its own expenses will be subject to any rights of that Party arising from a Breach of this Agreement by another Party.

10.2 PUBLIC ANNOUNCEMENTS. Neither Party will make any public announcement about, or otherwise disclose publicly, this Agreement, the Transactions or the related negotiations without prior consultations and coordination with the other Party; PROVIDED, HOWEVER, (a) that either


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         Party can make any public announcement that its counsel advises is required by Law or (b) either party can make any public announcement with the prior written consent of the other party, such consent not to be unreasonably withheld.

10.3 CONFIDENTIALITY . Between the date of this Agreement and for two years after the Closing Date, each Party will maintain in confidence, and will cause its Affiliates, directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained from the other Party (or, in the case of the Buyer, the Company), or generated by the Party (such as analyses, compilations, studies or similar documents) in connection with the due diligence, negotiations and regulatory filings relating to this Agreement or the Transactions, and to use such information only in connection with the evaluation and negotiation of the Transactions. A receiving Party can, however, disclose such information to those of its Representatives who have a need to know such information in connection with ongoing due diligence, negotiations or regulatory filings with respect to this Agreement or the Transactions. In addition, the foregoing restrictions will not apply to information that (a) was generally available to the public prior to disclosure by the disclosing Party; (b) became generally available to the public, other than as a result of a disclosure by the disclosing Party or its Representatives; or (c) became available to the receiving Party on a non-confidential basis from a source not known by the receiving Party to be bound by a confidentiality agreement. If the Transactions are not consummated, (1) each receiving Party will return to the disclosing Party or destroy as much of the written information as the other Party reasonably requests; and (ii) the foregoing confidentiality provisions will remain in full force and effect for two years, despite the termination of this Agreement.

10.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing. They will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), so long as a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers stated below (or as a Party otherwise designates by notice to the other parties):

                          THE SELLERS:

                          Robert S. Muehlberg and
                          Annie L. Muehlberg
                          10385 Eagle Lake Drive
                          Escondido, CA  92029
                          Telephone:  (760) 745-1828


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                          THE COMPANY:

                          Envision Healthcare LLC
                          dba Wide Open MRI
                          3715 East South Street
                          Long Beach, CA  90805
                          Attention:  Managing Member
                          Telephone:
                          Facsimile:


                          THE BUYER:

                          Miracor Diagnostics, Inc.
                          9191 Towne Centre Drive, Suite 420
                          San Diego, CA  92122
                          Attention: M. Lee Hulsebus, CEO
                          Telephone: (858) 455-7127
                          Facsimile:  (858) 455-7295

                          with a copy (which does not constitute notice) to:

                          Robert E. Meshel, PC
                          44 Montgomery Street, Suite 1800
                          San Francisco, CA 94104
                          Telephone No.: 415-956-2436
                          Facsimile No.: 415-956-4971

10.5     ARBITRATION.

         10.5.1 RESOLUTION OF DISPUTES. The Parties will submit all controversies, disputes or claims for indemnification among them arising out of or relating to this agreement or the Transaction to binding arbitration as provided below. The arbitration and all related preliminary proceedings will be agreed upon by the Parties, or, failing agreement on those rules within thirty days of written request for agreement, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association ("AAA"), as amended from time to time and as modified by this agreement. The dispute will be presented to a single arbitrator (the "Arbitrator") sitting in San Diego, California.

         10.5.2 SELECTION OF THE ARBITRATOR. The Parties will Jointly select the Arbitrator within fifteen days after demand for arbitration is made by a Party. If the Parties are unable to agree on an Arbitrator within that period, then any Party may request that the AAA select the Arbitrator in accordance with its then existing rules for doing so. The Arbitrator must possess substantive legal experience in the principal issues in dispute.

         10.5.3 DISCOVERY. Any discovery permitted will be limited to information directly relevant to the controversy in arbitration. In the event of discovery disputes, the Arbitrator is directed to issue orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy, and other relevant considerations. To the extent the Parties are unable to agree on the scope of discovery, the Arbitrator will require the Party seeking discovery on an issue to present the


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         legal and factual basis for the dispute and will permit the Party opposing discovery to respond. The Arbitrator will permit discovery on an issue only if he or she concludes that there is a reasonable and good faith basis in law and in fact for bringing the allegations and that the discovery appears likely to present substantive evidence regarding that dispute. The Arbitrator may allow limited discovery to permit investigation of some of the disputes or to determine whether a claim has sufficient basis in law or in fact to warrant further discovery. The Arbitrator, however, will issue appropriate orders to restrict the scope of that discovery. The federal or state rules of procedure and evidence will not apply to the arbitration proceedings, including without limitation the rules of discovery. The Arbitrator will consider claims of privilege, work product and other restrictions on discovery as appear to be warranted.

         10.5.4 FEES. The Arbitrator will award the prevailing Party its attorney's and experts' fees and disbursements incurred in resolving the dispute and will award double costs and expenses or other sanctions to the extent the Arbitrator finds any dispute advanced in the proceedings to be frivolous or without a good faith basis in fact and in Law when the dispute was first presented for arbitration.

         10.5.5 AWARD/CONSENT TO JURISDICTION. Except as may otherwise be agreed in writing by the Parties or as ordered by the Arbitrator upon substantial justification shown, the hearing for the dispute will be held within ninety days of submission of the dispute to arbitration. The Arbitrator will render a final award within thirty days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the Arbitrator. The Arbitrator will state the factual and legal basis for the award. The decision of the Arbitrator will be final and binding, except as provided in the Federal Arbitration Act, 9 U.S.C. ss.1. ET. SEQ., and except for errors of law based on the findings of fact. Final judgment may be entered upon the award in any court of competent jurisdiction, but entry of judgment will not be required to make the award effective. By signing below, the Parties irrevocably submit to the exclusive jurisdiction and venue of the state and federal courts and arbitration forum located in San Diego, California. THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

10.6 FURTHER ASSURANCES. Each Party will (a) furnish upon request to the other any further information, (b) execute and deliver to the other any other documents, and (c) do anything else the other Party reasonably requests to carry out the intent of this Agreement and the related documents.

10.7 WAIVER. No failure or delay in exercising any right under this Agreement or the related documents will operate as a waiver of that right. No single or partial exercise of a right will preclude any other or further exercise of it or any other right. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the related documents can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless such waiver or renunciation is in writing signed by the other Party; (b) no waiver that can be given by a Party will apply except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of


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         that Party or of the right of the Party giving the notice or demand to take further action without notice or demand as provided in this Agreement or the related documents.

10.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the agreement among the parties with respect to its subject matter. This Agreement cannot be amended except by a written agreement executed by the Party charged with the amendment.

10.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No Party can assign any of its rights under this Agreement without the prior consent of the other parties, except that the Buyer can assign any of its rights under this Agreement to any Buyer Subsidiary. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Buyer Indemnified Parties and the Sellers Indemnified Parties any legal or equitable right, remedy, or claim under or with respect to any provision of this Agreement. This Agreement is for the sole and exclusive benefit of the Parties to it and their successors and assigns.

10.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction or arbitrator, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any provision of this Agreement is held invalid or unenforceable the Parties intend that the court of competent jurisdiction or arbitrator making such finding will substitute a valid enforceable provision therefor which, to the fullest extent permitted by Law, effects the economic benefits and burdens intended by such invalid or unenforceable provision.

10.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of the gender or number the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

10.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any other choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

10.13 COUNTERPARTS. This Agreement can be executed (including facsimile signatures) in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


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                                11. DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings given or referred to in this Section 12:

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Applicable Contract" means any Contract (a) under which the Company has any rights, (b) under which the Company has any obligation or liability, or
(c) by which the Company or any of the assets owned or used by it is bound.

         "Best Efforts" means the efforts a prudent Person who wanted to achieve a result would use in similar circumstances to see that the result was achieved as quickly as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to that Person of this Agreement and the Transactions.

         "Breach" means (a) any inaccuracy in or breach of, or any failure to perform or comply with, a representation, warranty, covenant, obligation, or other provision of this Agreement, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with the representation, warranty, covenant, obligation, or other provision.

         "Business" means the business of the Company as conducted on the date of this Agreement, including their operations, results of operations, financial or other condition, assets, liabilities and personnel.

         "Business Day" means any day other than a Saturday, a Sunday or a day when commercial banks in the City of Los Angeles, California are authorized by law, rule or regulation to be closed.

         "Buyer" is defined in the first paragraph of this Agreement.

         "Buyer's Advisors" is defined in Section 4.1.

         "Buyer Indemnified Persons" is defined in Section 9.1.

         "Certificates" is defined in Recital No. 1.

         "Closing" is defined in Section 1.3.

         "Closing Date" means the date and time as of which the Closing actually takes place.

         "Company" is defined in Recital No. 1 of this Agreement.


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         "Consent" means any approval, consent, filing, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, mortgage, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. The term "Encumbrance," as used in this Agreement, does not include: the lien of current Taxes not yet due and payable; mechanics', carriers', workmens', repairmens', landlord, statutory or common law liens either not delinquent or being contested in good faith; the rights of lessors of personal property being leased to the Company; and immaterial imperfections of title that do not interfere with the use of the relevant property.

         "Enforceability Exceptions" means bankruptcy, insolvency, reorganization, moratorium or other similar laws now or later in effect relating to creditors' rights generally and by general principles of equity and commercial reasonableness, regardless of whether the proceeding is in equity or at law

         "Governmental Authorization" means any approval, consent, license, pen-nit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

         "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Law" means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, regulation, rule, statute, treaty, or administrative order.

         "Managing Member" shall mean Robert S. Muehlberg or his successor.

         "Membership Interest Certificates" is defined in Recital No. 1.

          "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course" means an action taken in connection with the Business that is (i) consistent with actions taken in the past by the Company and in the ordinary course of the normal day-to-day operations of the Business, and (ii) complies with applicable Law.


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         "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of these documents.

         "Party" is defined in the first paragraph of this Agreement.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any Governmental Body.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Purchase Price" is defined in Section 1.2.

         "Related Person" means with respect to a particular individual:

         (a) Each other member of his or her Family;

         (b) Any Person directly or indirectly controlled by the individual or one or more members of his or her Family;

         (c) Any Person in which the individual or members his or her Family hold (individually or in the aggregate) a Material Interest; and

         (d) Any Person with respect to which he or she or one or more members of his or her Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

         (a) Any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with the specified Person;

         (b) Any Person that holds a Material Interest in the specified Person;

         (c) Each Person that serves as a director, officer, partner, executor, or trustee of the specified Person (or in a similar capacity);

         (d) Any Person in which the specified Person holds a Material Interest;

         (e) Any Person with respect to which the specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f) Any Related Person of any individual described in clause (b) or
(c).


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         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with the individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of the Person, including legal counsel, accountants, and financial advisors.

         "Section" or "Sections" is defined in Section 11.11.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "Sellers Indemnified Persons" is defined in Section 9.1.

         "Sellers" is defined in the first paragraph of this Agreement.

         "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having that power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "Threatened" means, with respect to a claim, Proceeding, dispute, action, or other matter, that any written demand or statement has been made, any written notice has been given, or that another event has occurred that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter has a substantial possibility of being asserted, commenced, taken, or otherwise pursued in the future.

         "Trade Name" means all business names, trading names, registered and unregistered trademarks, service marks and applications.

         "Transactions" means all of the transactions contemplated by this Agreement, including (a) the sale of the Certificates by the Sellers to the Buyer; and (b) the performance by the Buyer and the Sellers of their respective covenants and obligations under this Agreement.

                  The Parties have executed and delivered this Equity Purchase Agreement as of the date at the beginning of this Equity Purchase Agreement.


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THE BUYER:                                     THE SELLERS:

MIRACOR DIAGNOSTICS, INC.

By:
   --------------------------------            --------------------------------
   Name:  M. Lee Hulsebus                      Robert S. Muehlberg
   Title:   Chief Executive Officer

                                               --------------------------------
                                               Annie L. Muehlberg


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